UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement
☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material under Rule 14a-12

MOBIUS MANAGEMENT SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☑	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MOBIUS MANAGEMENT SYSTEMS, INC.
120 Old Post Road
Rye, New York 10580

Dear Stockholder:

We invite you to attend our annual meeting of stockholders at 9:00 a.m. on February 6, 2007 at our offices located at 120 Old Post Road in Rye, New York. At the meeting, you will hear a report on our operations and have a chance to meet certain of our directors and executive officers.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our directors and executive officers.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

We look forward to seeing you on the 6th.

Sincerely yours,

Mitchell Gross
Chairman of the Board,
Chief Executive Officer &
President

December 14, 2006

MOBIUS MANAGEMENT SYSTEMS, INC.
120 Old Post Road
Rye, New York 10580

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:
  February 6, 2007, 9:00 a.m., Local Time

Place:
  120 Old Post Road
  Rye, New York 10580

Purpose:
  Elect Three Directors
  Approve an amendment to the Non-Employee Directors’ 1998 Stock Option Plan
  Ratify appointment by the Audit Committee of the Company’s Independent Registered Public Accounting Firm
  Transact such other business as may properly come before the meeting or any adjournment thereof

Who may vote:
  Only stockholders of record as of the close of business on December 11, 2006.

Your vote is important. Please complete, sign, date, and return your proxy card promptly in the enclosed self addressed, postage pre-paid envelope.

BY ORDER OF THE BOARD OF DIRECTORS

David J. Gordon
Assistant Secretary

December 14, 2006

MOBIUS MANAGEMENT SYSTEMS, INC.
120 Old Post Road
Rye, New York 10580

PROXY STATEMENT

GENERAL INFORMATION

Who may vote

Stockholders of Mobius, as recorded in our stock register as of the close of business on December 11, 2006, may vote at the meeting.

Mailing of proxy statement and form of proxy

It is expected that this proxy statement and enclosed form of proxy will be mailed to stockholders commencing on or about December 22, 2006. Our Annual Report for the fiscal year ended June 30, 2006 is also being mailed to our stockholders with this proxy statement.

How proxies work

The Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for the election of all of our director candidates, withhold authority to vote for any one or more of our director candidates or withhold authority to vote for all of our director candidates. You may vote for, vote against or abstain from voting for the proposals to amend the Non-Employee Directors’ 1998 Stock Option Plan and to ratify the appointment by the Audit Committee of our Independent Registered Public Accounting Firm.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares IN FAVOR of our director candidates, IN FAVOR of the amendment to the Non-Employee Directors’ 1998 Stock Option Plan and IN FAVOR of the ratification of the appointment by the Audit Committee of our Independent Registered Public Accounting Firm and in our proxies’ discretion on such other matters as may properly be raised at the meeting.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote those shares.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying us in writing at the address under “Questions?” on page 26.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Mobius itself are not voted and do not count for this purpose. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal.

Attending in person

Only stockholders, their proxy holders and Mobius’s guests may attend the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

There are currently eight members of the Board of Directors. As previously announced, Mr. Robert H. Levitan resigned from the Board effective November 29, 2006. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board is divided into three classes with terms expiring, respectively, at the fiscal 2006, 2007 and 2008 annual meeting of stockholders. Generally, the directors are elected for three-year terms. The Board has nominated Mitchell Gross and Gary G. Greenfield, whose terms are expiring at the upcoming annual meeting, for re-election for a term to expire at the meeting following the end of our 2009 fiscal year. The Board has also nominated Mark P. Cattini, who was appointed to the Board on May 4, 2006, for election to the Board for a term to expire at the meeting following the end of our 2009 fiscal year. Personal information for each of our director nominees and other directors is given below.

The Board oversees the management of the Company on your behalf. It reviews the Company’s long-term strategic plans and exercises direct decision-making authority in a number of key areas. The Board met six times during fiscal 2006 and acted by unanimous written consent three times. Each director attended all of the meetings of the Board during fiscal 2006, except that Mr. Greenfield attended five of the six Board meetings. In addition, Messrs. Cattini and Perakis, who were appointed to our Board on May 4, 2006, attended all of the Board meetings subsequent to their appointment. Mr. Arthur J. Marks, who served as a Director until his resignation from the Board effective September 20, 2005, attended one Board meeting held during fiscal 2006 prior to his resignation.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The election of directors will require an affirmative vote of holders of a plurality of Mobius’s outstanding Common Stock represented in person or by proxy and entitled to vote on this proposal. The Board recommends that you vote FOR each of the following candidates:

Director Nominees For A Term To Expire At The Fiscal 2009 Annual Meeting

Mitchell Gross Age 57 Director since 1981	Co-founder of Mobius. President since 1981 and Chairman of the Board and Chief Executive Officer since 1996. Mr. Gross was an officer in the U.S. Navy, serving on nuclear submarines, from 1971-1976. Holds a B.S. in mechanical engineering from Columbia University School of Engineering and Applied Science and an M.B.A. in finance from The Wharton School at the University of Pennsylvania.

Mark P. Cattini Age 45 Director since May 4, 2006	President and Chief Executive Officer of MapInfo Corporation, the leading provider of location intelligence solutions, integrating software, data and services to provide greater value from location-based information, since January 2001 and a Director of MapInfo Corporation since February 2001. Holds a B.A. in business studies, with honors, from Thames Valley University, London. Serves as a Director of Open Geospatial Consortium, Inc.

Gary G. Greenfield Age 52 Director since 1998	Chief Executive Officer of GXS, a company that operates one of the largest B2B e-commerce networks in the world, since December 2003. In addition, an Operating Partner for Francisco Partners, one of the world’s largest technology-focused buyout funds, since December 2003. Former Chief Executive Officer of Peregrine Systems, Inc., a global provider of consolidated asset and service management software, from 2002 until 2003. (1) Formerly, President and Chief Executive Officer of MERANT plc from 1998 to 2001. Holds a B.S. from the U.S. Naval Academy, an M.S. Administration from George Washington University and an M.B.A from Harvard Business School. Serves as a director of Hyperion Solutions and FrontRange Solutions, and is Chairman of Intellitactics and ADERANT Holdings, Inc. Former Chairman of the Information Technology Association.

Directors Whose Terms Expire At The Fiscal 2007 Annual Meeting

Patrick W. Gross (2) Age 62 Director since 2002	Chairman of The Lovell Group, a private business and technology advisory and investment firm, since October 2002. Founder and former principal executive officer of American Management Systems, Inc., an international business and technology consulting and systems integrations firm, since February 1970. Holds a Bachelor in Engineering Science from Rensselear Polytechnic Institute, a Master of Science in Engineering from the University of Michigan and an M.B.A from Stanford University. Serves as a director of public companies Capital One Financial Corporation, Waste Management, Inc., Career Education Corporation, Liquidity Services, Inc. and Taleo Corporation, and several private companies.

Kenneth P. Kopelman Age 54 Director since 1997	Partner of Kramer Levin Naftalis & Frankel LLP (3), a law firm in New York City. Attended Cornell University (A.B.) and the London School of Economics and received his J.D. from Columbia University School of Law. Serves as a director of Liz Claiborne, Inc.

James A. Perakis (4) Age 63 Director since May 4, 2006	Former Chairman and CEO of Hyperion Software Corporation, a provider of enterprise financial management and planning software (now Hyperion Solutions Corp.), from 1985 to 1998. Currently Chairman of the Board of Netkey Inc., a provider of self-service software, since October 2001. Holds a B.S. degree in electrical engineering from the University of South Carolina and an M.B.A. degree from the Columbia University Graduate School of Business. Serves as a Director of Unica Corporation and privately-held Bristol Technology, Inc.

Directors Whose Terms Expire At The Fiscal 2008 Annual Meeting

Joseph J. Albracht Age 57 Director since 1981	Co-founder of Mobius. Executive Vice President and Secretary from 1981 to 1999, Chief Operating Officer from 1996 to 1999 and Treasurer from 1981 to 1996. Holds a B.S. in operations research and an M.B.A. from Pennsylvania State University.

Louis Hernandez, Jr. Age 40 Director since 2005	Chairman of the Board of Open Solutions Inc., a leading provider of enterprise-wide enabling technologies for financial institutions throughout North America, since March 2000, and Chief Executive Officer of Open Solutions, Inc. since November 1999. Holds a B.S. in Business Administration (Accounting) and an M.B.A. in Business Administration, both from San Diego State University, and is a Certified Public Accountant.

(1)	Peregrine Systems, Inc. filed for bankruptcy protection in September 2002 and emerged in August 2003.
(2)	Mr. Patrick Gross is not related to Mr. Mitchell Gross.
(3)	Kramer Levin has served as legal counsel to Mobius since the Company’s founding in 1981. For a further discussion of our relationship with Kramer Levin, see the section entitled “Certain Relationships and Related Transactions” below.
(4)	It is the intention of our Board of Directors, at its next Board meeting immediately following the fiscal 2006 annual meeting, to designate Mr. Perakis as a member of the class of Directors with a term expiring at the fiscal 2007 annual meeting.

Director Independence

The Board of Directors complies with the Nasdaq listing standards and reviews all commercial and other relationships of each director in making its determination as to the independence of its directors. After such review, the Board has determined that each of Messrs. Albracht, Cattini, Greenfield, P. Gross, Hernandez and Perakis qualify as independent under the requirements of the Nasdaq listing standards. Mr. Patrick Gross is not related to Mr. Mitchell Gross, Chairman and Chief Executive Officer of the Company.

Stockholder Communication with the Board of Directors

Stockholders may communicate with the Board of Directors, members of particular committees or individual directors, by sending a letter to such persons in care of our Assistant Secretary at our principal executive offices. The Assistant Secretary or his designated representative has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the correspondence will be submitted to the Board of Directors or, if applicable, to the Chairman of the Board or to any committee or specific director to whom the correspondence is directed. Procedures for sending communications to the Board of Directors, members of particular committees or individual directors can be found on our Web site at www.mobius.com, by clicking on the Investor Relations link, then the Corporate Governance link. Please note that all such communications must be accompanied by a statement of the type and amount of our securities that the person holds; any special interest, meaning an interest that is not derived from the proponent’s capacity as a stockholder, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

Director Attendance at Annual Meetings

Directors are expected to attend annual meetings of stockholders, absent exigent circumstances that preclude their attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. At our fiscal 2005 annual meeting, all of our directors who were on the Board as of the date of that meeting, attended in person.

DIRECTOR COMPENSATION

Employees receive no extra pay for serving as directors. Effective February 1, 2006, non-employee directors are each paid a $25,000 annual retainer fee for serving on the Board, payable quarterly. Audit Committee members (except for the Audit Committee Chairperson) receive an additional annual fee of $4,000, payable quarterly. The Audit Committee Chairperson receives an additional annual fee of $10,000, payable quarterly, and the Compensation Committee Chairperson and the Corporate Governance and Nominating Committee Chairperson each receive an additional annual fee of $2,500, payable quarterly. The fee for each Board meeting attended is $2,000 and the fee for each telephonic Board meeting attended is $1,250. The fee for each Committee meeting attended is $750, except that no fees are payable for Committee meetings held proximate to Board meetings. Board meeting fees are payable promptly after each meeting. Mr. Kopelman’s fees are net of the amounts paid to Kramer Levin for time Mr. Kopelman devotes to preparation for and attendance at Board meetings.

Non-employee directors receive an initial grant of 20,000 options upon first election to the Board, of which 10,000 options are granted under the Non-Employee Directors’ 1998 Stock Option Plan and 10,000 options are granted under the 2006 Stock Incentive Plan. In addition, non-employee directors receive an annual grant of 10,000 options under the Non-Employee Directors’ 1998 Stock Option Plan, made at each annual meeting to those directors having at least nine months of Board service on the grant date. All such options have an exercise price equal to the fair market value of the underlying Mobius shares on the date of grant. During fiscal 2006, an award of options to purchase 10,000 shares of our Common Stock was made to Messrs. Albracht, Greenfield, Patrick Gross, Hernandez, Kopelman and Levitan on February 7, 2006, at an exercise price of $6.63 per share, the closing price of the Company’s common stock on such date. Mr. Patrick Gross is not related to Mr. Mitchell Gross. Messrs. Cattini and Perakis were each granted options to purchase 20,000 shares of Common Stock on May 4, 2006, the date they were appointed to the Board, at an exercise price of $6.26 per share, the closing price of the Company’s common stock on such date.

PROPOSAL NO. 2

AMENDMENT TO THE NON-EMPLOYEE DIRECTORS’ 1998 STOCK OPTION PLAN

The Board of Directors has approved and recommended for submission to Mobius’s stockholders an amendment to Mobius’s Non-Employee Directors’ 1998 Stock Option Plan (the “Directors’ Plan”) to increase the maximum number of shares of Mobius’s common stock available for issuance under the Directors’ Plan from 500,000 to 750,000. The Directors’ Plan previously authorized the issuance of up to 500,000 shares. To date, 470,000 shares have been issued to Mobius’s non-employee directors pursuant to the Directors’ Plan. Assuming the stockholders approve the proposal, Mobius will register the 250,000 additional shares of common stock issuable under the Directors’ Plan under the Securities Act of 1933, as amended (the “Securities Act”). The effectiveness of this amendment to the Directors’ Plan is subject to approval by the stockholders. Until such approval is obtained, the amendment to the Directors’ Plan shall not be effective. If the amendment to the Directors’ Plan is not approved, the Directors’ Plan as in effect prior to the amendment will continue in operation.

The affirmative vote of holders of a majority of Mobius’s outstanding common stock represented in person or by proxy and entitled to vote on this proposal is required for approval of this amendment to the Directors’ Plan. A description of the Directors’ Plan is set forth below. This description is only a summary and is not intended to be complete. Any stockholder who wishes to obtain a copy of the Directors’ Plan may call Mobius to receive a copy free of charge.

The Board of Directors recommends a vote FOR the adoption of the Directors’ Plan amendment.

Summary Description of the Directors’ Plan

General

The purpose of the Directors’ Plan is to provide an incentive to the Company’s non-employee directors to serve on the Board of Directors and to maintain and enhance the Company’s long-term performance. The Directors’ Plan provides for initial grants (i.e., upon a non-employee director’s initial election to the Board of Directors) of non-qualified stock options to purchase 10,000 shares of common stock. At each annual meeting thereafter, each non-employee director will receive an option to purchase 10,000 shares, provided that the non-employee director has served as a director of the Company for at least nine months prior to the date of such annual meeting and shall continue to serve as a director of the Company after such annual meeting. Each option granted under the Directors’ Plan will have a term of ten years. One-quarter of the options granted will vest every three months until the options fully vest on the one-year anniversary of the grant date. The exercise price of each option granted under the Directors’ Plan will equal the fair market value of a share of common stock on the date of grant.

Participation Under the Directors’ Plan

Shares Available for Awards.  Prior to the proposed amendment, the Directors’ Plan authorized the issuance of up to 500,000 shares of the Company’s common stock. Such shares may be authorized and unissued shares, treasury shares or shares acquired by the Company for the purposes of the Directors’ Plan. Any shares of common stock that are subject to a stock option under the Directors’ Plan and that have not been transferred at the time such option is cancelled or terminated shall again be available for grant under the Directors’ Plan. Assuming the stockholders approve the proposal, Mobius will register the 250,000 additional shares of common stock issuable under the Directors’ Plan under the Securities Act.

Exercise of Options.  An option shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Company shall prescribe, accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (ii) by delivery of shares of common stock acquired at least six months prior to the option exercise date and having a fair market value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price. Promptly after receiving payment of the full option exercise price, the Company shall deliver to the option holder a certificate for the shares of common stock for which the option has been exercised.

The holder of a stock option shall not have any of the rights of a stockholder of the Company with respect to the shares subject to the option until the issuance of a stock certificate to such person for such shares. Except as otherwise provided, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

Termination of Directorship.  If an optionee’s membership on the Board terminates for any reason other than death, the optionee may exercise any outstanding option to the extent that the optionee was entitled to exercise it on the date of termination. Exercise must occur within three months after termination, except that the three-month period shall be increased to one year if the termination is by reason of disability, but in no event after the expiration date of the option.

If an optionee dies while serving on the Board, or during the period in which an option is exercisable, any outstanding option shall be exercisable to the extent that the optionee was entitled to exercise it on the date of death. Exercise must occur by the earlier of the first anniversary of death or the expiration date of the option. Such exercise shall be made only by the optionee’s executor or administrator, unless the optionee’s will specifically disposes of the option, in which case exercise shall be made only by the recipient of such specific disposition. If an optionee’s personal representative or the recipient of a specific disposition under the optionee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Directors’ Plan and the applicable agreement which would have applied to the optionee.

Notwithstanding the preceding two paragraphs, if an optionee has either (i) served as a Director of the Company for three or more years or (ii) served as a Director of the Company during its initial public offering, then upon the termination of the optionee’s membership on the Board, for any reason, the optionee may exercise any outstanding options to the extent that the optionee was entitled to exercise it on the date of termination. Exercise must occur within three years after termination, but in no event after the expiration date of the option.

Effective Date and Term of Directors’ Plan.  The Directors’ Plan was adopted by the Board on February 19, 1998 and approved by the Company’s stockholders on February 25, 1998. Unless sooner terminated by the Board, the Directors’ Plan shall terminate on the date when no more shares are available for issuance under the Directors’ Plan. Options outstanding upon Directors’ Plan termination shall continue in effect in accordance with their terms.

Federal Income Tax Consequences

The following is a description of the principal U.S. federal income tax consequences of grants of options under the Directors’ Plan and the exercise of such options. The discussion which follows is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences discussed herein. The description below does not purport to be a complete description of the tax consequences associated with grants of options under the Directors’ Plan or the exercise of such options applicable to any particular grantee. Differences in each individual’s financial situation may cause federal, state and local tax consequences of grants and exercises to vary. Each participant should consult his or her personal tax adviser about the detailed provisions of the applicable tax laws and regulations. The following discussion is not intended as tax advice to any grant recipient.

Under current U.S. federal income tax law, the grant of a nonstatutory stock option, such as a grant under the Directors’ Plan, has no tax consequences to the Company or the option holder. The exercise of a nonstatutory stock option will result in ordinary income to the option holder equal to the excess of the fair market value of the shares at the time of the exercise over the option price.

An option holder who pays the exercise price, in whole or in part, by delivering shares of common stock already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, and will be taxed on the exercise of the option according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis and holding period of the shares received will be equal to the basis and holding period of the shares surrendered. The basis of the shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of those shares on the date of exercise, and the holding period for those shares will commence on that date.

An option holder who subsequently disposes of the shares received upon exercise of an option will recognize long-term or short-term capital gain or loss (depending upon the holding period) in an amount equal to the difference between the sales price and tax basis of the shares received upon exercise of the option which is equal to the aggregate exercise price paid by the option holder plus the amount of taxable income recognized upon the exercise of the option.

The Company will generally be entitled to a compensation deduction for federal income tax purposes in the amount equal to the taxable income recognized by the option holder upon exercise of the option, provided it reports the income on a Form W-2 or Form 1099, as applicable, that is timely provided to the option holder and filed with the Internal Revenue Service.

New Plan Benefits

Since Awards under the Directors’ Plan are dependent upon who is a Board member at the time of our fiscal 2006 Annual Meeting, as well as if any new members are appointed to our Board during fiscal 2007, amounts payable under the Directors’ Plan for the fiscal year ending June 30, 2007 are not determinable at this time. The following table sets forth certain information regarding options granted during the fiscal year ended June 30, 2006 with respect to the Directors’ Plan for each of the Named Officers (as defined below under “Executive Compensation — Summary Compensation Table”), all current executive officers as a group, all current directors who are not executive officers as a group and all other employees, including all current officers who are not executive officers as a group.

	Dollar	Number of
Name of Individual or Identity Of Group or Position	Value ($)(1)	Options Issued(2)

Mitchell Gross	$0	0
Chairman of the Board, Chief Executive Officer and President
Mauricio Barberi	0	0
Senior Vice President, Marketing
David Barton	0	0
Senior Vice President, Worldwide Sales
Raymond F. Kunzmann	0	0
Senior Vice President, Finance and Chief Financial Officer
Dennis Levesque	0	0
Vice President, Product Development
Michael J. Festa	0	0
Vice President, Sales (The Americas)
Karry D. Kleeman	0	0
Vice President, Sales (Europe, Middle East and Africa)
Executive Group	0	0
Non-Executive Director Group	41,800	80,000
Non-Executive Officer Employee Group	0	0

(1)	Market value of the shares of Common Stock underlying such options as of November 30, 2006 based on the closing price of $7.06 per share on the NASDAQ National Market on that date, minus the exercise price of such shares.
(2)	Number of shares of Common Stock underlying the options granted under the Directors’ Plan during the fiscal year ended June 30, 2006.

Equity Compensation Plan Information

The following table provides information as of June 30, 2006 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

(c)
	(a)				Number
	Number				of Securities
	of Securities				Remaining Available
	to be		(b)		for Future
	Issued Upon		Weighted-Average		Issuance Under
	Exercise of		Exercise Price		Equity Compensation
	Outstanding Options,		of Outstanding		Plans (Excluding
	Warrants and		Options, Warrants		Securities Reflected
Plan Category	Rights		and Rights		in Column(a))

Equity compensation plans approved by security holders (1)	3,684,633	(2)	$5.30	(3)	2,648,208	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	3,684,633		$5.30		2,648,208

(1)	Consists of the 1996 Stock Incentive Plan, the 2006 Stock Incentive Plan, the Non-Employee Directors’ 1998 Stock Option Plan and the 1998 Employee Stock Purchase Plan. The 2006 Stock Incentive Plan, under which 1,834,407 shares were available for grant as of June 30, 2006, provides for the issuance of restricted stock, restricted stock units and other stock-based compensation, in addition to stock options and stock appreciation rights.
(2)	Includes 88,972 shares under the 1998 Employee Stock Purchase Plan, based on employee elections under the plan.
(3)	Does not include the exercise price under the 1998 Employee Stock Purchase Plan, since that exercise price is 85% of the lesser of the fair market value of a share of Common Stock on November 1, 2005 and October 31, 2006, and therefore was not yet determined on June 30, 2006.
(4)	The 2006 Stock Incentive Plan, under which 1,834,407 shares were available for grant as of June 30, 2006, provides the Board of Directors with the discretion to increase the number of available shares as of any January 1 by up to 1% of the number of shares of the Company’s Common Stock that are issued and outstanding on that date. The 2006 Stock Incentive Plan will terminate on December 27, 2010, unless sooner terminated by the Board of Directors.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and appointed the firm of PricewaterhouseCoopers LLP (“PWC”) as the independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2007. The affirmative vote of holders of a majority of our outstanding Common Stock represented in person or by proxy and entitled to vote on this proposal is required for the ratification of the appointment of the independent registered public accounting firm. If the appointment of PWC is not ratified by the stockholders, the Audit Committee will reconsider the appointment.

A representative of PWC is expected to be present at the annual meeting to make a statement, if he or she so desires. It is also expected that such representative will be available to respond to appropriate questions.

The Board and the Audit Committee recommend you vote FOR this proposal.

Fees Billed to the Company by PricewaterhouseCoopers LLP

The following table sets forth the total fees and related expenses for professional services provided by PWC for the fiscal years ended June 30, 2005 and 2006:

	Year Ended June 30,
	2005	2006

Audit Fees	$748,704	$801,432
Audit-Related Fees	32,618	18,000
Tax Fees	156,515	95,300
All Other Fees	—	—

	$937,837	$914,732

Audit Fees consist of fees billed for the audit of our consolidated financial statements, reviews of our annual report on Form 10-K and quarterly reports on Form 10-Q and reviews of various Securities and Exchange Commission (“SEC”) and other regulatory filings. Additionally, audit fees include fees related to the audit of management’s assessment of and the effectiveness of our internal control over financial reporting.

Audit-Related Fees consist of fees for assurance and related services that are related to accounting consultations and consultations concerning financial accounting and reporting standards, internal control reviews and attest services that are not required by statute or regulation.

Tax Fees consist of fees for tax compliance, tax advice and tax planning.

Auditor Independence

The Audit Committee considered the compatibility of non-audit services provided by the independent registered public accounting firm with maintaining the independent registered public accounting firm’s independence, and determined that the independent registered public accounting firm’s independence relative to financial audits was not jeopardized by the non-audit services.

Pre-Approval Policy

The services performed by the independent registered public accounting firm in fiscal 2006 were pre-approved by the Audit Committee on November 4, 2005, in accordance with the Audit Committee’s pre-approval policy and procedures. This policy describes the permitted audit, audit-related and tax services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform up to a pre-determined dollar limit per project. The policy requires a description of the material services (the “Service List”) expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories be presented to the Audit Committee for approval.

Any requests for audit, audit-related and tax services not contemplated on the Service List or exceeding the pre-determined dollar limit per project must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

CODE OF ETHICS

We have adopted a Code of Ethics and Business Conduct (“Code”) that applies to our officers, directors and employees. The purpose of the Code is to promote a culture of honesty, integrity and respect for the law and the people who work at Mobius. A copy of the Code is available free of charge on our web site at www.mobius.com, by clicking on the Investor Relations link, then the Corporate Governance link. We intend to timely disclose any amendments to or waivers of certain provisions of the Code applicable to our directors, executive officers, including our principal executive officer, principal financial officer and principal accounting officer, and controller on our web site at www.mobius.com.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board appoints committees to help carry out its duties. The Board has established three Committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each Committee’s membership is composed exclusively of independent directors. Each Committee has a written charter, copies of which can be found on our Web site at www.mobius.com, by clicking on the Investor Relations link, then the Corporate Governance link. Each Committee reviews and reassesses its charter annually, and recommends any proposed changes to the full Board for approval. Each Committee reviews the results of its meetings with the full Board.

Audit Committee.  The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices and financial statements and the independence, qualifications and performance of our independent registered public accounting firm. The Committee also has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm (or to nominate the independent registered public accounting firm for stockholder approval) and to pre-approve all auditing services and permitted non-audit services, including fees and other terms. The Audit Committee’s specific responsibilities are set forth in its charter, a copy of which was attached to the proxy statement for our 2004 Annual Meeting.

The Audit Committee currently consists of Messrs. Greenfield (Chair), Cattini, Patrick Gross and Hernandez, all of whom have been determined by the Board of Directors to be independent under the Nasdaq listing standards and under the rules of the SEC. Mr. Patrick Gross is not related to Mr. Mitchell Gross. Mr. Cattini was appointed to the Audit Committee by the Board of Directors on August 31, 2006, and formally joined this Committee effective September 16, 2006; accordingly, Mr. Cattini did not attend any of the Audit Committee meetings held during fiscal 2006. The Board of Directors has also determined that each of Messrs. Greenfield, Cattini, Patrick Gross and Hernandez qualify as audit committee financial experts within the meaning of the SEC rules.

The Audit Committee held seven meetings during fiscal 2006, and each member of the Audit Committee attended all of the meetings of the Audit Committee. In addition, Mr. Levitan, who resigned from the Board effective November 29, 2006, served on the Audit Committee until October 2005. He attended one of the two Audit Committee meetings held during fiscal 2006 prior to his resignation from the Audit Committee. A report of the Audit Committee for fiscal 2006 is provided on page 23.

The Audit Committee also serves as our Qualified Legal Compliance Committee (“QLCC”). The QLCC is responsible for investigating reports, made by attorneys appearing and practicing before the SEC in the representation of the Company, of perceived material violations of law, breaches of fiduciary duty or similar violations by us or any of our agents.

Compensation Committee.  The Compensation Committee is directly responsible for setting, reviewing and approving compensation for our Chief Executive Officer and compensation of our other executive officers, including salary, bonus and incentive awards. The Compensation Committee is also responsible for administering our 1996 Stock Incentive Plan, 2006 Stock Incentive Plan, Non-Employee Directors’ 1998 Stock Option Plan, 1998 Employee Stock Purchase Plan and 1998 Executive Incentive Plan. In addition, in accordance with the 2006 Stock Incentive Plan, the Board of Directors has delegated authority to Mr. Mitchell Gross to grant up to 200,000 stock options or other equity grants per year in accordance with the guidelines approved by the Compensation Committee. Such grants may only be made to employees who are non-Section 16(b) persons under the Securities Exchange Act of 1934, as amended, and to those employees whose awards could not reasonably be expected to be subject to the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986. Within one business day of granting such options or other grants, Mr. Mitchell Gross is required to provide the Board of Directors a notice including: the date of each grant, the name of each recipient, the number of shares subject to each grant, the fair market value of the Company’s shares on the grant date and, if applicable, the exercise price of the options granted.

The Compensation Committee currently consists of Messrs. Hernandez (Chair), Albracht, Cattini and Perakis, all of whom have been determined by the Board of Directors to be independent in accordance with the Nasdaq listing standards. Mr. Hernandez was appointed to the Compensation Committee on November 4, 2005, and appointed Committee Chair on August 31, 2006, effective September 16, 2006. Messrs. Cattini and Perakis were appointed to the Compensation Committee by the Board of Directors on August 31, 2006, and formally joined this Committee effective September 16, 2006; accordingly, Messrs. Cattini and Perakis did not attend any of the Compensation Committee meetings held during fiscal 2006. During fiscal 2005, Mr. Marks served as a member of the Compensation Committee, until his resignation from the Board effective September 20, 2005. During fiscal 2006, Mr. Levitan, who resigned from the Board effective November 29, 2006, served as the Compensation Committee Chair. Mr. Levitan served as the Compensation Committee Chair until September 15, 2006, and remained a member of this Committee through the date of his resignation.

The Compensation Committee held four meetings during fiscal 2006 and acted by unanimous written consent one time. Messrs. Levitan and Albracht attended all of the meetings of the Compensation Committee, and Mr. Hernandez attended one of the two meetings of the Compensation Committee held after his election to the Compensation Committee. In addition, Mr. Marks attended the one Compensation Committee meeting held during fiscal 2006 prior to his resignation from the Board effective September 20, 2005. A report of the Compensation Committee for fiscal 2006 is provided on page 15. The members of the Compensation Committee have been delegated by the Board of Directors to serve as the members of the Stock Option Committee, as defined under our 2006 Stock Incentive Plan.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee oversees and advises the Board of Directors with respect to corporate governance matters and assists the Board of Directors in identifying and recommending qualified Board candidates. The Committee also makes recommendations to the Board of Directors with respect to the assignments to committees of the Board and oversees the evaluation of the Board and its committees.

The Corporate Governance and Nominating Committee currently consists of Messrs. Patrick Gross (Chair), Albracht, Greenfield and Perakis, all of whom have been determined by the Board of Directors to be independent under the Nasdaq listing standards. Mr. Patrick Gross is not related to Mr. Mitchell Gross. Mr. Greenfield was appointed to the Corporate Governance and Nominating Committee by the Board effective November 4, 2005. Mr. Perakis was appointed to the Corporate Governance and Nominating Committee by the Board on August 31, 2006, and formally joined this Committee effective September 16, 2006; accordingly, Mr. Perakis did not attend any of the Corporate Governance and Nominating Committee meetings held during fiscal 2006.

The Corporate Governance and Nominating Committee held three meetings during fiscal 2006 and acted by unanimous written consent one time. Messrs. Patrick Gross and Albracht attended all of the meetings of the Corporate Governance and Nominating Committee, and Mr. Greenfield attended both meetings of the Corporate Governance and Nominating Committee held after his election to this Committee.

Consideration of Director Nominees. The Corporate Governance and Nominating Committee is responsible for identifying, screening and selecting or recommending that the Board select director nominees to be presented for stockholder approval at each annual meeting. When formulating its Board membership recommendations, the Corporate Governance and Nominating Committee considers any qualified candidate for an open Board position timely submitted by our stockholders in accordance with our established procedures, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Corporate Governance and Nominating Committee determines, a search firm. During fiscal 2006, we retained a third-party search firm to assist in identifying and evaluating potential director candidates. This third-party search firm identified Messrs. Cattini and Perakis. The Committee and the Board conducted an evaluation process which included a series of interviews of Messrs. Cattini and Perakis and a review of their qualifications. Following this process, Messrs. Cattini and Perakis were appointed to the Board on May 4, 2006. See “Proposal No. 1 — Election of Directors” contained elsewhere in this proxy statement for additional information regarding Messrs. Cattini and Perakis.

The Corporate Governance and Nominating Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. Stockholder recommendations should be submitted to us under the procedures discussed in “Procedures for Security Holder Submission of Nominating Recommendations,” which is available on our Web site at www.mobius.com, by clicking on the Investor Relations link, then the Corporate Governance link. Written notice of any nomination must be timely delivered to Mobius Management Systems, Inc., 120 Old Post Road, Rye, New York 10580, Attention: Corporate Governance and Nominating Committee, c/o the Assistant Secretary.

The Corporate Governance and Nominating Committee will evaluate and recommend candidates for membership on the Board consistent with criteria established by the Committee. When considering a potential candidate, the Corporate Governance and Nominating Committee will factor into its determination, among other relevant considerations, the following qualities of a candidate: integrity, independence, character, diversity, achievement, judgment, business experience and understanding and available time.

Compensation Committee Interlocks And Insider Participation

There are no compensation committee interlocks which are required to be disclosed according to applicable SEC rules. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT*

Overview

The Compensation Committee:

(1)	reviews and approves the compensation of the Chief Executive Officer and the other executive officers;

(2)	participates in recommendations to the full Board and senior management with respect to Mobius’s stock compensation programs; and

(3)	administers Mobius’s stock compensation programs.

Base Salary

We determine the base salary of the executive officers, including the Chief Executive Officer, based on their knowledge, skills and level of responsibility, as well as the economic and business conditions affecting Mobius. Other factors we consider are:

(1)	competitive positioning (comparing Mobius’s salary structure with salaries paid by other companies);

(2)	Mobius’s own business performance; and

(3)	general economic factors.

Incentive Compensation

We award the executive officers, including the Chief Executive Officer, incentive compensation in the form of annual cash bonuses and/or sales commissions. We award incentive compensation to provide an incentive and reward for short-term financial success and long-term Company growth. Incentive compensation was awarded to the extent that an executive officer achieved pre-determined individual objectives and/or the Company met financial objectives set by the Compensation Committee. In addition, the Chief Executive Officer’s judgment of other executive officers’ performance was a factor used by the Compensation Committee in determining whether those individual objectives were satisfied.

Equity-Based Compensation

We have historically used stock options as a long-term, non-cash incentive and to align the long-term interests of executives and stockholders. The stock options are priced at the market price of Mobius’s common stock on the date of grant. The options are therefore linked to future performance of our stock because the options do not become valuable to the holder unless the price of our stock increases above the price on the date of grant.

Beginning in fiscal 2007, we intend to issue a combination of stock options and restricted stock to tailor and enhance the incentive nature of such instruments and to better manage the related expense charged to earnings, as required under SFAS No. 123(R). The number of equity-based compensation units granted to an executive as a form of non-cash compensation will be based on guidelines established by the Company that consider, among other factors, market trends and the level of expense that will be charged to earnings. Vesting of such grants will be dependent on the achievement of certain corporate financial goals.

Compensation of the Chief Executive Officer

Mr. Mitchell Gross is one of the founders of Mobius. He beneficially owns approximately 5,549,500 shares of Common Stock constituting approximately 28.4% of the total amount outstanding. Accordingly, his interest is aligned with the interest of the stockholders. Due to the significance of Mr. Gross’s existing stock ownership, Mobius has not incorporated long-term stock incentives, such as restricted stock or stock options, into Mr. Gross’s compensation package, which consists primarily of salary and bonus. Based on the factors enumerated above under the sections entitled “Base Salary” and “Incentive Compensation,” we agreed to continue to pay Mr. Gross’s $200,000 annual salary after the expiration of his employment agreement on April 27, 2001 and to allow Mr. Gross to participate in a bonus plan that awards success in achieving annual revenue and net income goals set by us. The

Compensation Committee awarded Mr. Gross a bonus of $197,000, based on his achievement of meeting certain annual revenue and net income goals during fiscal 2006.

Employee Stock Purchase Plan

The Employee Stock Purchase Plan commenced in fiscal 1999 and provides employees who wish to acquire Mobius’s Common Stock with the opportunity to purchase shares through the convenience of accumulated payroll deductions. We believe that employee participation in the ownership of Mobius on this basis will be to the mutual benefit of the employees and Mobius.

Robert H. Levitan (Chair)**
Joseph J. Albracht
Louis Hernandez, Jr.

*	Messrs. Cattini and Perakis formally joined the Compensation Committee effective September 16, 2006, and accordingly, were not involved in the preparation of the Compensation Committee Report for fiscal year 2006.

**	Mr. Levitan, who resigned from the Board effective November 29, 2006, served as Compensation Committee Chair until September 15, 2006 following completion of the Report, and remained a member of the Compensation Committee through the date of his resignation.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much Common Stock (i) each director and director nominee, (ii) our Chief Executive Officer and other executive officers named in the Summary Compensation Table, (iii) all executive officers and directors as a group and (iv) certain stockholders known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, owned on December 11, 2006.

Name and Address of Named Executive		Percent of
Officers, Certain Stockholders and Directors/Nominees	Shares Owned(1)	Class

Mitchell Gross (2)	5,549,500	28.4%
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Joseph J. Albracht (3)	3,868,500	19.7%
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Kennedy Capital Management, Inc. (4)	2,093,102	10.7%
10829 Olive Blvd. St. Louis, Missouri 63141
Disciplined Growth Investors, Inc. (5)	1,140,625	5.8%
100 South Fifth Street, Suite 2100 Minneapolis, Minnesota 55402
Karry D. Kleeman (6)	272,718	1.4%
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Michael J. Festa (7)	142,700	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Raymond F. Kunzmann (8)	102,000	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Kenneth P. Kopelman (9)	83,850	*
c/o Kramer, Levin, Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036
Gary G. Greenfield (10)	80,481	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Dennis Levesque (11)	67,750	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Patrick W. Gross (12)	60,000	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Louis Hernandez, Jr. (13)	30,000	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580

Name and Address of Named Executive		Percent of
Officers, Certain Stockholders and Directors/Nominees	Shares Owned(1)	Class

David Barton (13)	30,000	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Mauricio Barberi (14)	26,250	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Mark P. Cattini (15)	15,000	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
James A. Perakis (15)	15,000	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
All Executive Officers and Directors as a group (15 persons)	10,403,249	51.0%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days (“Currently Exercisable Options”) are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2)	Includes 3,732,259 shares of Common Stock held by HARMIT, LP, of which Mitchell Gross is the General Partner.

(3)	Includes 60,000 shares issuable pursuant to Currently Exercisable Options.

(4)	Information provided in Schedule 13G filed on February 14, 2006.

(5)	Information provided in Schedule 13G filed on February 1, 2006.

(6)	Includes 121,718 shares issuable pursuant to Currently Exercisable Options.

(7)	Includes 136,500 shares issuable pursuant to Currently Exercisable Options.

(8)	Includes 102,000 shares issuable pursuant to Currently Exercisable Options.

(9)	Includes 1,500 shares of Common Stock held in trust by Mr. Kopelman’s wife, as trustee, for Mr. Kopelman’s three children. Mr. Kopelman disclaims beneficial ownership of such shares. Also includes 2,350 shares of Common Stock held jointly by Mr. Kopelman and his wife, as well as 80,000 shares issuable pursuant to Currently Exercisable Options.

(10)	Includes 80,000 shares issuable pursuant to Currently Exercisable Options.

(11)	Includes 67,750 shares issuable pursuant to Currently Exercisable Options.

(12)	Mr. Patrick Gross is not related to Mr. Mitchell Gross. Includes 60,000 shares issuable pursuant to Currently Exercisable Options.

(13)	Includes 30,000 shares issuable pursuant to Currently Exercisable Options.

(14)	Includes 26,250 shares issuable pursuant to Currently Exercisable Options.

(15)	Includes 15,000 shares issuable pursuant to Currently Exercisable Options.

There are no family relationships between any of our directors and executive officers.

* * * * * *

Two of our directors each beneficially owns a significant percentage of the Company’s Common Stock. As a result, each of these individuals has the power to significantly influence matters requiring a vote of the stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than 10% of our Common Stock, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such directors, executive officers and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of copies of such forms received, or on written representations from certain reporting persons for which no other filings were required, we believe that during the fiscal year ended June 30, 2006, there was compliance with all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The executive officers of Mobius as of the date of this proxy statement are identified below. Information regarding Mitchell Gross is provided above under the heading “Proposal No. 1 — Election of Directors.” Executive officers shall hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

Name	Position

Mitchell Gross Age 57	Chairman of the Board, Chief Executive Officer and President.

Mauricio Barberi Age 39	Senior Vice President, Marketing, since he joined Mobius in February 2005. Formerly served as Vice President, Marketing and Product Management at C3i, Inc., a provider of information technology and outsourcing services to the life sciences industry, from August 2001 through February 2005, and Vice President, Strategic and Product Marketing at Notara, Inc., a provider of Web-based marketing process management software, from December 1999 through July 2001. Holds a B.S. in Mechanical Engineering from Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

David Barton Age 49	Senior Vice President, Worldwide Sales, since he joined Mobius in June 2005. Formerly Vice President, Financial Services Global Accounts at Storage Technology Corporation, a storage and management of critical business information company, from February 2005 through June 2005, and Vice President & General Manager — Worldwide Professional Services at Computer Network Technology Corporation (‘‘CNT”), a storage networking solutions company, from July 2003 through January 2005. Also served in various other positions with CNT from December 1999, when he joined as Director of Northeast Area Sales, and became Vice President of Northeast Field Operations in May 2001 and Vice President of North America Sales in March 2002. Holds a B.S. in Biology from Middlebury College.

Name	Position

Raymond F. Kunzmann Age 49	Senior Vice President, Finance and Chief Financial Officer since he joined Mobius in December 2003. Formerly served as Vice President, Finance and Chief Financial Officer of LeCroy Corporation, a manufacturer of oscilloscopes, from February 2000 through February 2003, and Vice President, Finance and Chief Financial Officer of Axsys Technologies, Inc., a manufacturer of motion control products, from May 1994 through February 2000. Holds a B.S. in Accounting from Fordham University and an M.B.A. in Finance from Iona College and is a Certified Public Accountant.

David J. Gordon Age 50	Vice President, Finance and Treasurer since 2001. Interim Chief Financial Officer from June 2000 until January 2002. Joined Mobius in 1987 and served as Director of Finance from 1999-2000 and Controller from 1987-1999. Holds a B.A. in Accounting from Queens College N.Y.

Robert J. Lawrence Age 54	Chief Technology Officer since December 2005. Vice President, Product Engineering since 1992. Joined Mobius in 1985. Holds a B.S. in physics from the University of Massachusetts. Effective June 30, 2006, Mr. Lawrence retired from the Company.

Dennis Levesque Age 56	Vice President, Product Development since February 2005. Vice President, Customer Satisfaction, from 1999 through 2005. Joined Mobius in September 1998. Holds a B.S. and an M.S. in Mathematics from Western Connecticut State University.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned by our Chief Executive Officer and the six other highest-paid executive officers for the past three fiscal years. The individuals included in the table will be collectively referred to as the “Named Officers.”

Summary Compensation Table

		Annual Compensation (1)			Long-Term
				All	Compensation
				Other	Securities	All
				Annual	Underlying	Other
Name and Principal Position	Year	Salary	Bonus	Compensation (2)	Options(#)	Compensation

Mitchell Gross	2006	$200,000	$197,000	—	—	$53,522	(3)
Chairman of the Board, Chief	2005	200,000	—	—	—	60,005	(3)
Executive Officer and President	2004	200,000	75,000	—	—	54,854	(3)
Mauricio Barberi (4)	2006	200,000	112,523	—	—	—
Senior Vice President,	2005	67,436	52,500	—	75,000	—
Marketing	2004	—	—	—	—	—
David Barton (5)	2006	225,000	88,063	$56,357	—	—
Senior Vice President,	2005	6,058	40,000	—	100,000	—
Worldwide Sales	2004	—	—	—	—	—
Raymond F. Kunzmann (6)	2006	234,000	116,024	—	—	—
Senior Vice President, Finance	2005	212,500	72,750	—	—	—
and Chief Financial Officer	2004	94,792	81,250	—	170,000	—
Dennis Levesque	2006	228,800	42,613	—	—	—
Vice President, Product	2005	210,833	45,555	—	—	—
Development	2004	184,854	23,948	—	25,000	—
Michael J. Festa (7)	2006	150,000	117,592	67,035	—	—
Vice President, Sales (The	2005	135,000	33,500	68,207	—	—
Americas)	2004	125,000	50,000	247,502	5,000	62,114	(8)
Karry D. Kleeman (9)	2006	175,000	167,451	43,143	—	433,901	(10)
Vice President, Sales (Europe,	2005	135,000	43,200	101,601	—	350,121	(10)
Middle East and Africa)	2004	125,000	—	288,109	—	350,954	(10)

(1)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonuses for the Named Officer for such year.

(2)	Consists of sales commissions and non-recoverable draws.

(3)	Includes premiums on insurance (2006 - $22,107; 2005 - $30,207; 2004 - $27,894), car payments (2006 - $21,952; 2005 - $10,508; 2004 - $8,839), tax preparation fees (2005 - $9,763; 2004 - $8,423) and miscellaneous (2006 - $9,463; 2005 - $9,527; 2004 - $9,698) added to compensation. These amounts have been grossed up to include taxes.

(4)	Mr. Barberi was employed by Mobius effective February 28, 2005.

(5)	Mr. Barton was employed by Mobius effective June 22, 2005.

(6)	Mr. Kunzmann was employed by Mobius effective December 16, 2003.

(7)	Mr. Festa was no longer an executive officer effective May 4, 2006. If Mr. Festa had been an executive officer as of June 30, 2006, he would have been required to be included in this disclosure.

(8)	For fiscal 2004, includes disqualifying dispositions on the exercise of stock options.

(9)	Mr. Kleeman was no longer an executive officer effective May 4, 2006. If Mr. Kleeman had been an executive officer as of June 30, 2006, he would have been required to be included in this disclosure.

(10)	For fiscal 2006, includes $356,228 of expatriate allowances and $77,673 of disqualifying dispositions on the exercise of stock options. For fiscal 2005, represents expatriate allowances. For fiscal 2004, includes $280,684 of expatriate allowances and $70,270 of disqualifying dispositions on the exercise of stock options. The value of the expatriate allowances has been grossed up to include taxes.

Stock Options

None of the Named Officers received stock option grants under our 1996 Stock Incentive Plan or 2006 Stock Incentive Plan during fiscal year 2006.

Option Exercises and Holdings

The table below sets forth information with respect to the Named Officers concerning their exercise of options during fiscal year 2006 and the unexercised options held by them as of the end of such year.

Aggregated Options/SAR Exercises in Last Fiscal Year
and Fiscal Year-end Option/SAR Values

	Shares		Number of Securities		Value of Unexercised in-the
	Acquired	Value	Underlying Unexercised		Money Options at Fiscal
	on	Realized	Options at Fiscal Year-End		Year-End ($) (1)
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mitchell Gross	—	$—	—	—	$—	$—
Mauricio Barberi	—	—	18,750	56,250	14,063	42,188
David Barton	—	—	20,000	80,000	2,000	8,000
Raymond F. Kunzmann	—	—	85,000	85,000	—	—
Dennis Levesque	—	—	61,500	23,500	89,915	37,985
Michael J. Festa	—	—	130,500	14,500	332,575	50,125
Karry Kleeman	16,000	80,240	320,000	—	1,026,900	—

(1)	Based on the closing sales price on the NASDAQ National Market of the Company’s Common Stock on June 30, 2006 of $5.80.

AUDIT COMMITTEE REPORT*

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices and financial statements of the Company; and, the independence, qualifications and performance of the Company’s independent registered public accounting firm. The Committee also has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm (or to nominate the independent registered public accounting firm for stockholder approval) and to pre-approve all auditing services and permitted non-audit services, including fees and other terms.

The Committee operates under a written charter adopted and approved by the Board of Directors, which was attached to the proxy statement for our 2004 Annual Meeting and can be found on our Web site at www.mobius.com.

The Committee’s job is one of oversight. Management has primary responsibility for the Company’s financial reporting process, including maintaining the system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, as well as the objectivity and integrity of such statements. The Company’s independent registered public accounting firm is responsible for auditing those financial statements, expressing an opinion based on their audit as to the statements’ conformity with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting, observing the effectiveness of the Company’s internal controls and discussing with the Committee whatever issues they believe should be raised with the Committee. In addition, the Company’s independent registered public accounting firm will express its own opinion on the effectiveness of the Company’s internal control over financial reporting. The Committee actively monitors and reviews these processes and financial statements. In carrying out its duties, the Committee relies in part on the information provided to it, and on the representations made to it, by management and the independent registered public accounting firm, as well as by the Company’s outside advisors.

In this context and in connection with the audited consolidated financial statements for the year ended June 30, 2006, the Committee:

1.	Met with the Company’s independent registered public accounting firm (with and without management present) to review and discuss the overall scope and plans for the audit, the results of such audit, as well as their observations concerning the Company’s internal controls and their judgment as to the quality, not just the acceptability, of the Company’s accounting principles.

2.	Reviewed the financial statements with management, including a discussion of significant accounting principles, the reasonableness of judgments and estimates, and the clarity of disclosures in the financial statements. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles.

3.	Discussed with the independent registered public accounting firm the matters required to be discussed with audit committees under Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

4.	Discussed with the independent registered public accounting firm their independence from the Company and management, including the matters in written disclosures required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committee), and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

Based upon the Committee’s receipt and review of the various materials and assurances described above and its discussions with management and the independent registered public accounting firm, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2006, be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Gary G. Greenfield (Chair)
Patrick W. Gross**
Louis Hernandez, Jr.

*	Mr. Cattini formally joined the Audit Committee effective September 16, 2006, and accordingly, was not involved in the preparation of the Audit Committee Report for fiscal year 2006.

**	Mr. Patrick Gross is not related to Mr. Mitchell Gross.

STOCK PERFORMANCE GRAPH

The following graph depicts a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment on June 30, 2001 in each of the Common Stock of Mobius, the Goldman Sachs Technology Composite Index (a published industry index), and the Nasdaq Composite (a broad market index). We paid no dividends during the periods shown. The graph lines merely connect measurement dates and do not reflect fluctuations between those dates.

	June	June	June	June	June
	30,	29,	28,	30,	30,
	2002	2003	2004	2005	2006

Mobius	$98.48	$229.09	$184.24	$200.00	$175.76
Goldman Sachs Technology Composite Index	57.93	62.26	79.13	74.58	77.43
Nasdaq Composite	67.72	75.11	94.78	95.21	100.53

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship With Kramer Levin Naftalis & Frankel LLP

Since 1981 we have engaged, and plan to continue to engage, the law firm of Kramer Levin Naftalis & Frankel LLP to provide us with legal counsel. Kenneth P. Kopelman, a member of the Board of Directors, is a partner of Kramer Levin. Fees paid to Kramer Levin during fiscal year 2006 were approximately $700,000. Fees paid to Kramer Levin by us represented less than 0.5% of Kramer Levin’s fiscal 2005 fee revenue. We believe that fees charged by Kramer Levin are at rates and on terms no less favorable to us than could have been obtained from unaffiliated third parties.

ADDITIONAL INFORMATION

Other Business

We do not expect any business to come up for stockholder vote at the meeting other than the items raised in this booklet. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

People with disabilities

We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend the meeting. Please call or write the Assistant Secretary at least two weeks before the meeting at the number or address under “Questions?” below.

Outstanding shares

On December 11, 2006, 19,531,634 shares of Common Stock were outstanding. Each share has one vote.

How we solicit proxies

In addition to mailing, our employees may solicit proxies personally, electronically, or by telephone. We will pay the costs of soliciting this proxy.

Stockholder proposals for next year

The deadline for stockholder proposals to be included in our proxy statement for next year’s annual meeting is August 16, 2007. As to stockholder proposals intended to be presented without inclusion in our proxy statement for our next annual meeting, the people named next year as proxies will be entitled to vote as they think best on such proposals unless we have received notice of that matter on or before November 7, 2007. However, even if such notice is timely received, the people named next year as proxies may nevertheless be entitled to vote as they think best on such proposals to the extent permitted by the SEC. On request, the Assistant Secretary will provide detailed instructions for submitting proposals.

Questions?

If you have questions or need more information about the annual meeting, write to:

Investor Relations
Mobius Management Systems, Inc.
120 Old Post Road
Rye, NY 10580
Attn: Carmela Forgione

or call us at:

(914) 921-7200

MOBIUS MANAGEMENT SYSTEMS, INC.

ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 6, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints and constitutes Raymond F. Kunzmann and David J. Gordon, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated on the reverse side, all shares of the Common Stock of Mobius Management Systems, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held on February 6, 2007, at 9:00 a.m., or at any adjournment or adjournments thereof, for the following purposes, described in the Proxy Statement dated December 14, 2006, accompanying the notice of said meeting:
PLEASE MARK, DATE, SIGN AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
MOBIUS MANAGEMENT SYSTEMS, INC.
February 6, 2007
Please mark, date, sign and mail your proxy card in the
envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE
OR BLACK INK AS SHOWN HERE       ☑
1.	Election of Directors

FOR ALL NOMINEES ☐

WITHHOLD AUTHORITY FOR ALL NOMINEES ☐

FOR ALL EXCEPT (See instructions below) ☐

NOMINEES:
Mitchell Gross
Mark P. Cattini
Gary G. Greenfield

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee name(s) below:

2.	APPROVAL OF AN AMENDMENT TO THE NON-EMPLOYEE DIRECTORS’ 1998 STOCK OPTION PLAN

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF PRICEWATERHOUSECOOPERS LLP

FOR	AGAINST	ABSTAIN
☐	☐	☐
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. RECEIPT IS ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT DATED DECEMBER 14, 2006 AND THE ANNUAL REPORT FOR FISCAL 2006.
PLEASE MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING ☐
To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
Signature of Stockholder                                            Date
Signature of Stockholder                                            Date
Note: Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by President or other authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.